CKE RESTAURANTS, INC. ANNOUNCES AGREEMENT TO BE ACQUIRED BY AFFILIATES OF APOLLO MANAGEMENT
VII, L.P. AND TERMINATION OF MERGER AGREEMENT WITH AFFILIATES OF THOMAS H. LEE PARTNERS, L.P.

CARPINTERIA, CALIFORNIA, April 24, 2010 – CKE Restaurants, Inc. (NYSE: CKR) (the “Company”) announced today that, as a result of the takeover proposal submitted to the Company on April 19, 2010 by Columbia Lake Acquisition Holdings, Inc., an affiliate of Apollo Management VII, L.P. (“Apollo”), the Company has terminated the merger agreement previously entered into with affiliates of Thomas H. Lee Partners, L.P. and entered into a new merger agreement with Apollo, pursuant to which Apollo has agreed to acquire the Company for $12.55 per share in cash.

The Company will file a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) with further details concerning this transaction. In addition, pursuant to the terms of the new merger agreement with Apollo, the Company will file a new proxy statement with the SEC on or before May 3, 2010.

FORWARD-LOOKING STATEMENTS

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the new merger agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in the debt commitment letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the SEC.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT.

In connection with the proposed transaction, the Company will file a new proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the new proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov.

The proxy statement and such other documents will also be available for free on the Company’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

SOURCE: CKE Restaurants, Inc.

Investor Relations
Lori Barker, 805-745-7750
or
Public Relations
Beth Mansfield, 805-745-7741